UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Columbia Funds Series Trust I

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing party:
	(4)	Date Filed:

Your success. Our priority.

Columbia Global Energy and Natural Resources Fund	Columbia Select International Equity Fund	Columbia Small Cap Growth Fund I

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting your fund(s), which will be considered at the Joint Special Meeting of Shareholders of the fund(s) on June 30, 2020 at 10:00 a.m. Eastern Time. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

Your fund’s Board recommends that you vote “for” the proposal. Your vote is very important.

Voting now eliminates phone calls, avoids unnecessary communications and minimizes proxy costs.

Please consider the following factors when evaluating how to vote:

◾

It’s anticipated that shareholders of Columbia Global Energy and Natural Resources Fund, and Columbia Select International Equity Fund may benefit from lower expenses after the proposed merger. In the case of Columbia Select International Equity Fund, the lower expenses are the result of fee waivers and/or expense reimbursements that are in effect through April 30, 2022; fees and expenses may increase if such arrangement expires or is modified.[1]

◾

We believe the proposed changes relating to the investment objective and anticipated change to the 80% investment policy of Columbia Small Cap Growth Fund I will provide greater investment flexibility for management of the fund.

Please vote using one of the following options:

1.	Vote online

Log on to the website or scan the QR code shown on your proxy card(s). Please have your proxy card(s) in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	Vote by touch-tone telephone

Call the toll-free number listed on your proxy card(s). Please have your proxy card(s) in hand to access your control number (located in the box) and follow the recorded instructions.

3.	Vote by mail

Complete, sign and date the proxy card(s), then return them in the enclosed postage-paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1.866.456.7935.

View or download the Joint Proxy Statement: https://www.proxy-direct.com/col-31177

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Sincerely,

Columbia Threadneedle Investments

1Fund expenses are estimated based on net assets of your fund and the surviving fund as of each fund’s most recent shareholder report. Please review the combined proxy statement/prospectus for additional information.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund. For information regarding a surviving fund, the proposed mergers or, in the case of Columbia Small Cap Growth Fund I, the proposed change to the fund’s investment objective, or to receive a free copy of the applicable combined proxy statement/prospectus or proxy statement, please call the proxy solicitor or visit its website. The telephone number and website for the proxy solicitor is 1.866.456.7935 and www.proxy-direct.com/col-31177. The combined proxy statement/prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations. Each combined proxy statement/prospectus and proxy statement is also available for free on the website of the Securities and Exchange Commission (www.sec.gov). Please read the applicable combined proxy statement/prospectus carefully before making any decision to invest or when considering a merger proposal.

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA, and managed by Columbia Management Investment Advisers, LLC.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

©2020 Columbia Management Investment Advisers, LLC. All rights reserved.

Columbia Management Investment Distributors, Inc.

225 Franklin Street, Boston, MA 02110-2804

columbiathreadneedle.com/us

R1_31177_S99409/10/11                                                                                                                                                                                                              3074668 (05/20)

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